As filed with the Securities and Exchange Commission on August 15, 1997
               Registration  No.  333-______


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM S-8
                 (Containing a Reoffer Prospectus on Form S-3)

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                          __________________________

                               INDIVIDUAL, INC.
            (Exact name of registrant as specified in its charter)

Delaware . . . . . . . . . . . .                            04-3036959
--------------------------------  ------------------------------------
(State or other jurisdiction of.  (I.R.S. Employer Identification No.)
 incorporation or organization)


           8 New England Executive Park West, Burlington, MA  01803
           --------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                            SELLING OFFICER SHARES
                   CLARINET 1995 INCENTIVE STOCK OPTION PLAN
                        CLARINET 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                              MICHAEL E. KOLOWICH
         Chairman of the Board, President and Chief Executive Officer
                               INDIVIDUAL, INC.
                       8 New England Executive Park West
                             Burlington, MA  01803
                                (617) 273-6000
            (Name, address including zip code and telephone number,
                  including area code, of agent for service)
                          __________________________
                                   Copy to:
                             WILLIAM B. ASHER, JR.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                               Boston, MA  02110
                                (617) 248-7000
                                ==============





                        CALCULATION OF REGISTRATION FEE


                                                Proposed        Proposed
Title of                                        Maximum         Maximum
Securities                     Amount           Offering       Aggregate       Amount of
to be                          to be           Price Per        Offering     Registration
Registered                   Registered          Share           Price            Fee
-----------------------  ------------------  --------------  --------------  ------------
AMENDED AND
 RESTATED 1989 STOCK
OPTION PLAN . . . . . .
Common Stock, . . . . .   1,500,000 shares   $   3.50(1)     $ 5,250,000(1)  $    1,590.91
$.01 par value

CLARINET 1995
INCENTIVE STOCK
OPTION PLAN
Common Stock. . . . . .             60,705   $      0.23(2)  $ 13,962.15(2)  $        4.23
$.01 par value. . . . .                439   $      0.46(2)  $    201.94(2)  $        0.06


CLARINET 1996 STOCK
OPTION PLAN
Common Stock
$.01 par value. . . . .             23,250   $      3.42(2)  $ 79,515.00(2)  $       24.10
                                     3,512   $      3.87(2)  $ 13,591.44(2)  $        4.12
                                    18,112   $      4.33(2)  $ 78,424.96(2)  $       23.77
                                     6,366   $      4.78(2)  $ 30,429.48(2)  $        9.22
                                    26,582   $      5.24(2)  $139,289.68(2)  $       42.21

SELLING OFFICER SHARES
Common Stock,
$.01 par value. . . . .     100,000 shares   $      3.50(1)  $   363,000(1)  $      106.06

TOTAL:. . . . . . . . .   1,738,966 SHARES                   $5,955,414.65   $    1,804.68



(1)          The price of $3.50 per share, which is the average of the high and low prices reported  on  the  Nasdaq  National Market on August 12, 1997, is set forth solely for the purpose  of  calculating the filing fee pursuant to Rule 457(c) and is used only for those shares  without  a  fixed  exercise  price.

(2)          Such  shares are issuable upon the exercise of outstanding options with fixed
exercise  prices.   Pursuant to Rule 457(h), the aggregate offering price and the fee have been  computed  upon  the  basis  of  the  price  at  which  the options may be exercised.

                               EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 which relates to the Registrant's Common Stock offered pursuant to the Company's 1989 Stock Option Plan, ClariNet 1995 Incentive Stock Option Plan and ClariNet 1996 Stock Option Plan. This Registration Statement also includes a Prospectus prepared in accordance with the requirements of Part I of Form S-3 which relates to the reoffer and resale by a Selling Officer of the Registrant's Common Stock covered by the Prospectus prepared in accordance with the requirements of Form S-8.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the 1989 Stock Option Plan of the Registrant is effective. Pursuant to General Instruction E, the Registrant incorporates by reference herein the information contained in the Registrant's Registration Statement on Form S-8 (Registration No. 333-07815).

PROSPECTUS
----------
                               INDIVIDUAL, INC.
                           ________________________

                                100,000 SHARES

                                 COMMON STOCK

                           $.01 PAR VALUE PER SHARE
                           ________________________

     This prospectus (the "Prospectus") relates to the reoffer and resale of 100,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Individual, Inc. (the "Company" or "Individual"). The Shares of Common Stock to which this Prospectus relates may be offered hereby from time to time, subject to certain restrictions, by the selling officer named herein (the "Selling Officer") for his own benefit. See "Plan of Distribution." The Company will not receive any proceeds from the sale of the Shares of Common Stock by the Selling Officer.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "INDV".
                             ____________________

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS".
                              __________________
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           ________________________
     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.
                            _______________________
                The date of this Prospectus is August 15, 1997.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market and such material may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus and any registration statement containing this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus and any registration statement containing this Prospectus incorporates). Such requests should be made to Individual, Inc., 8 New England Executive Park West, Burlington, MA 01803 (telephone (617) 273-6000).

                                  THE COMPANY

     The Company's principal offices are located at 8 New England Executive Park West, Burlington, MA 01803, and its telephone number is (617) 273-6000.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Shares offered hereby. Certain statements set forth in this Prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Company's actual future results may differ materially from those stated in any such forward-looking statements. Factors that may causes such differences include, but are not limited to, those described in the following Risk Factors and in the other risk factors described from time to time in the Company's filings with the Securities and Exchange Commission.

FLUCTUATIONS  IN  QUARTERLY  RESULTS  OF  OPERATIONS

     In view of the Company's revenue growth in recent years and its limited operating history, period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as any indication of future performance. The Company's quarterly results of operations have fluctuated significantly in the past and will likely fluctuate in the future due to, among other factors, demand for its services and changes in service mix, the size and timing of new and renewal subscriptions from corporate customers, advertising revenue levels, the effects of new service announcements by the Company and its competitors, the ability of the Company to develop, market and introduce new and enhanced versions of its services on a timely basis and the level of product and price competition. A substantial portion of the Company's cost of revenue, which consists principally of fees payable to information providers, telecommunications costs and personnel expenses, is relatively fixed in nature. The Company's operating expense levels are based, in significant part, on the Company's expectations of future revenue. If quarterly revenues are below management's expectations, both gross margins and results of operations would be adversely affected because a relatively small amount of the Company's costs and expenses varies with its revenue in the short-term. The Company has incurred operating losses since inception and expects to continue to incur operating losses on both a quarterly and annual basis for the foreseeable future. There can be no assurance that the Company will sustain revenue growth or achieve profitability.

EMERGING  MARKET  FOR  CUSTOMIZED  INFORMATION  SERVICES

     The market for the Company's services has only recently begun to develop, is rapidly evolving and is characterized by increasing competition from a variety of companies, ranging from traditional news and media companies to Internet-based information services and including companies that may have significantly more resources. Although this market is growing at a substantial rate, the Company's ability to increase its revenue will depend upon its ability to expand its sales force, to sell larger subscription contracts with a broader solution set for its customers, and to integrate a full spectrum of product offerings under a single brand. In addition, continued growth of the Company's enterprise services will depend to a significant extent upon its ability to achieve high contract renewal rates, while continuing to migrate customers from fax and e-mail platforms to Lotus Notes and intranet-based services with larger reader bases. Although the Company has recently taken steps to enhance its service offerings to enterprise customers, including establishing a content provider relationship with Dow Jones and Company and acquiring real-time alerting and archival capabilities with Hoover, there can be no assurance that it will be able to increase its enterprise customer base or achieve renewal rates that meet its objectives.

     The Company's financial results will also depend to a significant extent upon advertising revenues generated by NewsPage, its Web-based single-user service. Such revenues will depend, among other matters, on the acceptance of the Internet as a viable advertising medium, as well as on the Company's ability to generate a high level of pageviews through increased NewsPage readership and user activity, to build a direct sales force to sell advertising, to attract and retain information providers, and to develop a user base of a sufficient size and with appropriate demographics to attract advertisers. The Company relies in part on distribution alliances to increase readership of NewsPage and, in the fourth quarter of 1996, introduced the NewsPage Network, which is intended to enable the Company to supply daily news content to Web services sponsored by third parties, thereby extending the reach of its advertisers and expanding NewsPage readership, at a low cost of subscriber acquisition. Because the NewsPage Network has only recently been introduced, however, there can be no assurance that it will be successful in acquiring additional new users of NewsPage. If the Company is unable to attract and increase paid advertising sponsorship of NewsPage, the Company's business and results of operations will be materially and adversely affected.

DEPENDENCE  ON  KEY  PERSONNEL

     The Company hired Michael E. Kolowich as its President and Chief Executive Officer in September 1996. In addition to Mr. Kolowich, the Company's entire senior management team has joined the Company since January 1, 1996. The Company also depends, in significant part, upon the continued services of its key technical, editorial, sales and product development personnel, most of whom are not bound by employment agreements, and only certain of whom are bound by noncompetition agreements. There can be no assurance that Mr. Kolowich and the other new management personnel will be able to effectively manage the Company or that the Company will be able to retain its key personnel.

DEPENDENCE  ON  INFORMATION  PROVIDERS

     The Company's services currently offer approximately 600 news and information sources from more than 60 information providers. Termination of one or more significant information provider agreements would decrease the news and information which the Company offers its customers and could have a material adverse effect on the Company's business and results of operations. Also, an increase in the fees required to be paid by the Company to its information providers would have an adverse effect on the Company's gross margins and results of operations. Because the Company licenses the informational content included in its services from third parties, its exposure to copyright infringement actions may increase. Although the Company generally obtains representations as to the origins and ownership of such licensed content and generally obtains indemnification for any breach thereof, there can be no assurance that such representations will be accurate or that indemnification will adequately compensate the Company for any breach.

RISKS  ASSOCIATED  WITH  POSSIBLE  ACQUISITIONS

     Management may from time to time consider acquisitions of assets or businesses that it believes may enable the Company to obtain complementary skills and capabilities, offer new products, expand its customer base or obtain other competitive advantages. Such acquisitions, including the Company's acquisition of Hoover in November 1996 and its acquisitions of CompanyLink and Clarinet in June 1997 involve potential risks, including difficulties in assimilating the acquired company's operations, technology, products and personnel, completing and integrating acquired in-process technology, diverting management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of the acquired company's key employees.

RAPID  TECHNOLOGICAL  CHANGE;  NEW  PRODUCT  DELAYS;  RISK OF SERVICE FAILURES

     The Company's future success will depend on its ability to enhance its existing services, to develop new products and services that address the needs of its customers and to respond to technological advances and emerging industry standards and practices, each on a timely basis. Services as complex as those offered by the Company entail significant technical risks, often encounter development delays and may result in service failures when first introduced or as new versions are released. Any such delays in development or failures that occur after commercial introduction of new or enhanced services may result in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business and results of operations.

RISK  OF  SYSTEM  FAILURE  OR  INADEQUACY

     The Company's operations are dependent on its ability to maintain its computer and telecommunications systems in effective working order and to protect its systems against damage from fire, natural disaster, power loss, telecommunications failure or similar events. The Company's principal computer and telecommunications equipment, including its processing operations, is located at its headquarters facility in Burlington, Massachusetts. Although the Company has limited back-up capability, this measure does not eliminate the significant risk to the Company's operations from a natural disaster or system failure at its principal site. In addition, any failure or delay in the timely transmission or receipt of feeds and computer downloads from its information providers, whether on account of system failure of the information providers, the public network or otherwise, could disrupt the Company's operations.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS FOR INFRINGEMENT; POSSIBLE TRADEMARK INFRINGEMENT CLAIMS

     The Company's success is dependent to a significant degree on its proprietary technology. The Company relies on a combination of trade secret, copyright and trademark laws, non-disclosure agreements with employees and third parties, and contractual provisions to establish and protect its proprietary rights. Despite these efforts, unauthorized parties may attempt to copy aspects of the Company's services or to obtain and use information that the Company regards as proprietary. There can be no assurance that the protective measures taken by the Company will be adequate or that the competitors will not independently develop technologies that are substantially equivalent or superior to those of the Company. The Company may also be subject to litigation to defend against claimed infringement of the intellectual property rights of others. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties, and prevent the Company from selling its services, any one of which could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE  ON  STRATEGIC  RELATIONSHIPS

     The Company has entered into certain cooperative marketing agreements and informal arrangements with software vendors, Web site sponsors and operators of on-line networks, including Microsoft, Netscape, Infoseek and NETCOM. These companies do not presently market services that compete directly with those of the Company. If the Company's marketing activities with such companies were terminated, reduced, curtailed, or otherwise modified, the Company may not be able to replace or supplement such efforts alone or with others. If these companies were to develop and market their own business information services or those of the Company's competitors, the Company's business and results of operations may be materially and adversely affected.

RISKS  ASSOCIATED  WITH  INTERNATIONAL  EXPANSION

     A key component of the Company's strategy is its planned expansion into international markets. To date, the Company has only limited experience in marketing, selling, and delivering its products and services internationally. There can be no assurance that the Company will be able to successfully market, sell, and deliver its products and services in international markets.

RISKS  ASSOCIATED  WITH  SECURITIES  LITIGATION

     A class action shareholder suit has been filed against the Company, certain of its directors and officers and the underwriters of its initial public offering claiming that the defendants made misstatements, or failed to make statements, to the investing public in the IPO Prospectus and Registration Statement, as well as in subsequent public disclosures, relating to the alleged existence of disputes between Joseph A. Amram and the Company. The Company believes that the allegations contained in the complaint are without merit and intends to defend vigorously against the claims. However, the lawsuit is in its earliest stages, and no estimate of possible loss, if any, can currently be made. There can be no assurance that this litigation will ultimately be resolved on terms that are favorable to the Company and that the resolution of this litigation will not have a material adverse effect on the Company.

     Due to all of the foregoing factors, it is possible that in some future quarter the Company's results of operations will be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Officer.

                              THE SELLING OFFICER

     This Prospectus relates to possible sales by the Selling Officer of Shares received by the Selling Officer on September 18, 1996 pursuant to a written compensation contract between the Company and the Selling Officer.

     The following table shows the name of the Selling Officer, the number of outstanding Shares of Common Stock the Company beneficially owned by him, and the number of Shares available for resale hereunder. Because the Selling Officer may sell all or part of such Shares pursuant to this Prospectus, no estimate can be given as to the amount of Shares that will be held by the Selling Officer upon termination of this offering.



                           SELLING SHAREHOLDER TABLE



                         NUMBER OF       NUMBER OF
                           SHARES     SHARES AVAILABLE
                        BENEFICIALLY      FOR SALE
NAME                       OWNED         HEREUNDER
----------------------  ------------  ----------------
Michael E. Kolowich(1)      402,006        100,000

______________________

(1) Mr. Kolowich is currently the Chairman of the Board, President and Chief Executive Officer. Mr. Kolowich is the beneficial owner of 2.45% of the Company's Common Stock. In the event of sale of all of the 100,000 shares of Common Stock offered hereby, Mr. Kolowich would beneficially own 1.84% of the Company's Common Stock.



                             PLAN OF DISTRIBUTION

     The  Shares  offered hereby are being sold by the Selling Officer for his
own  account.    The  Company  will  not receive any of the proceeds from this offering.

     It is anticipated that the Selling Officer may from time to time make sales of all or part of the Shares of Common Stock covered by this Prospectus in the over-the-counter market, by block trading, in negotiated transactions or otherwise at prices then prevailing or in private transactions at negotiated prices. In addition to sales under this Prospectus, the Selling Officer may also effect sales of shares of Common Stock covered by this prospectus pursuant to Rule 144 promulgated under the Act. All the foregoing transactions will be made without payment of any underwriting commissions or discounts, other than the customary brokers' fees normally paid in connection with such transactions. The Selling Officer will have the right to withdraw the offered Shares prior to sale. There is no present plan of distribution.

                                 LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby will be passed upon by Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110.

                                    EXPERTS

     The consolidated financial statements of Individual, Inc., appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Prospectus:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     (d)      Registrant's  Current Report on Form 8-K dated July 3, 1997.

     (e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 8, 1996; and

     (f) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law and the Registrant's Third Amended and Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacity. In general, directors and officers are indemnified with respect to actions taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


          No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling
Officer. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to sell, any securities other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof.
                             ____________________

                               TABLE OF CONTENTS
                                        Page
                                        ----

Available  Information                    2
The  Company                              3
Risk  Factors                             3
Use  of  Proceeds                         6
The  Selling  Officer                     6
Plan  of  Distribution                    7
Legal  Matters                            7
Experts                                   7
Incorporation  of  Certain  Information
  by  Reference                           8
Indemnification  of  Directors
  and  Officers                           8





                                100,000 SHARES




                               INDIVIDUAL, INC.



                                 COMMON STOCK


                                _______________

                                  PROSPECTUS
                                _______________







                                August 15, 1997









                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.    PLAN  INFORMATION
            -----------------

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM  2.    REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION
            -----------------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
            -------------------------------------------

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     (d)      Registrant's  Current Report on Form 8-K dated July 3, 1997.

     (e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 8, 1996; and

    (f) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM  8.    EXHIBITS
            --------

     EXHIBIT  NO.          DESCRIPTION  OF  EXHIBIT
     ------------          ------------------------

     Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).

     Exhibit 4.2 Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).

     Exhibit  4.3    Amended and Restated By-laws of the Registrant (filed as
Exhibit 3.5 to Registrant's Registration Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).

     Exhibit 4.4 1996 Employee Stock Purchase Plan (filed as Exhibit 10.3 to Registrant's Registration Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).

     Exhibit  4.5    1996  Employee  Stock  Purchase  Plan
Enrollment/Authorization Form (filed as Exhibit 4.5 to Registrant's Registration Statement on Form S-8 (File No. 333-2806) and incorporated herein by reference).

     Exhibit 4.6 Amended and Restated 1989 Stock Option Plan (originally filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 (File No. 333-00792) and subsequently amended and filed as Exhibit 99 to Registrant's Proxy Statement on Schedule 14A dated April 17, 1997 and incorporated herein by reference).

     Exhibit 4.7 Form of Incentive Stock Option Agreement under the Amended and Restated 1989 Stock Option Plan (filed as Exhibit 4.7 to Registrant's Registration Statement on Form S-8 (File No. 333-07815) and incorporated herein by reference).

     Exhibit 4.8 Form of Non-Qualified Stock Option Agreement under the Amended and Restated 1989 Stock Option Plan (filed as Exhibit 4.8 to Registrant's Registration Statement on Form S-8 (File No. 333-07815) and incorporated herein by reference).

     Exhibit  4.9    1996 Non-Employee Director Stock Option Plan (filed as
Exhibit 10.2 to Registrant's Registration Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).

     Exhibit 4.10 Form of Non-Qualified Stock Option Agreement under the 1996 Non-Employee Director Stock Option Plan (filed as Exhibit 4.10 to Registrant's Registration Statement on Form S-8 (File No. 333-07815) and incorporated herein by reference).

     Exhibit 4.11 FreeLoader Amended and Restated 1996 Stock Plan (filed as Exhibit 4.11 to Registrant's Registration Statement on Form S-8 (File No. 333-07815) and incorporated herein by reference).

     Exhibit 4.12 Form of Stock Option Agreement under the FreeLoader Amended and Restated 1996 Stock Plan (filed as Exhibit 4.12 to Registrant's Registration Statement on Form S-8 (File No. 333-07815) and incorporated herein by reference).

     Exhibit 4.13 ClariNet 1995 Incentive Stock Option Plan (filed herewith).

     Exhibit 4.14 Form of Stock Option Agreement under the ClariNet 1995 Incentive Stock Option Plan (filed herewith).

     Exhibit  4.15   ClariNet  1996 Stock Option Plan (filed herewith).

     Exhibit 4.16 Form of Stock Option Agreement under the ClariNet 1996 Stock Option Plan (filed herewith).

     Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

     Exhibit  23.1   Consent of Coopers & Lybrand L.L.P. (filed herewith).

     Exhibit  23.2   Consent of Testa, Hurwitz & Thibeault, LLP (included in
Exhibit  5.1).

     Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM  9.    UNDERTAKINGS.
            ------------

(a)          The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the
Securities  and  Exchange  Commission  such  indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Individual, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 14th day of August, 1997.


                        INDIVIDUAL,  INC.




                        By:  /s/  Michael  E.  Kolowich
                             ----------------------------
                             Michael  E.  Kolowich
                             Chairman of the Board, President and Chief Executive Officer




                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Michael E. Kolowich and Robert L. Lentz his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                             Title                     Date
--------------------------------------  ---------------------------------  ---------------

/s/ Michael E. Kolowich. . . . . . . .  Chairman of the Board, President,  August 14, 1997
--------------------------------------
Michael E. Kolowich. . . . . . . . . .  Chief Executive
                                        Officer and Director
                                        (Principal Executive Officer)

/s/ Robert L. Lentz. . . . . . . . . .  Vice President, Finance and        August 14, 1997
--------------------------------------
Robert L. Lentz. . . . . . . . . . . .  Administration, Chief Financial
                                        Officer, Treasurer and Secretary
                                        (Principal Financial and Accounting
                                        Officer)

/s/ Joseph A. Amram. . . . . . . . . .  Director                           August 14, 1997
--------------------------------------
Joseph A. Amram

/s/ James Daniell. . . . . . . . . . .  Director                           August 14, 1997
--------------------------------------
James Daniell

William A. Devereaux . . . . . . . . .  Director                           August 14, 1997
--------------------------------------
William A. Devereaux

/s/ Jeffery Galt . . . . . . . . . . .  Director                           August 14, 1997
--------------------------------------
Jeffery Galt

/s/ Elon Kohlberg. . . . . . . . . . .  Director                           August 14, 1997
--------------------------------------
Elon Kohlberg

/s/ Marino R. Polestra . . . . . . . .  Director                           August 14, 1997
--------------------------------------
Marino R. Polestra

/s/ Gregory S. Stanger . . . . . . . .  Director                           August 14, 1997
--------------------------------------
Gregory S. Stanger



                               INDEX TO EXHIBITS





Exhibit                                           Description of Exhibit
------------------------------------------------  ---------------------------------------------------------------
Exhibit 4.1 . .. . . . . . . . . . . . . . . . .  Specimen certificate representing the Common Stock of the
                                                  Registrant (filed as Exhibit 4.1 to Registrant's Registration
                                                  Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).
Exhibit 4.2 . .. . . . . . . . . . . . . . . . .  Third Amended and Restated Certificate of Incorporation of the
                                                  Registrant (filed as Exhibit 3.3 to Registrant's Registration
                                                  Statement on Form S-1 (File No. 333-00792) and incorporated herein by reference).
Exhibit 4.3 . . . . . . . . . . . . . . .. . . .  Amended and Restated By-laws of the Registrant (filed as
                                                  Exhibit 3.5 to Registrant's Registration Statement on Form S-1
                                                  (File No. 333-00792) and incorporated herein by reference).
Exhibit 4.4 . . . . . . . . . . . . . . .. . . .  1996 Employee Stock Purchase Plan (filed as Exhibit 10.3 to
                                                  Registrant's Registration Statement on Form S-1 (File No. 333-
                                                  00792) and incorporated herein by reference).
Exhibit 4.5 . . . . . . . . . . . . . . .. . . .  1996 Employee Stock Purchase Plan Enrollment/Authorization
                                                  Form (filed as Exhibit 4.5 to Registrant's Registration Statement on Form S-8 (File No. 333-2806) and incorporated herein by reference).
Exhibit 4.6 . . . . . . . . . . . . . . .. . . .  Amended and Restated 1989 Stock Option Plan (originally filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-
                                                  1 (File No. 333-00792) and subsequently amended and filed as
                                                  Exhibit 99 to Registrant's Proxy Statement on Schedule 14A
                                                  dated April 17, 1997 and incorporated herein by reference).
Exhibit 4.7 . . . . . . . . . . . . . . . . . .   Form of Incentive Stock Option Agreement under the  Amended and Restated 1989 Stock Option Plan (filed as Exhibit 4.7 to
                                                  Registrant's Registration Statement on Form S-8 (File No. 333-
                                                  07815) and incorporated herein by reference).
Exhibit 4.8 . . . . . . . . . . . . . . . . . .   Form of Non-Qualified Stock Option Agreement under the
                                                  Amended and Restated 1989 Stock Option Plan (filed as Exhibit
                                                  4.8 to Registrant's Registration Statement on Form S-8 (File No.
                                                  333-07815) and incorporated herein by reference).
Exhibit 4.9 . . . . . . . . . . . . . . . . . .   1996 Non-Employee Director Stock Option Plan (filed as Exhibit
                                                  10.2 to Registrant's Registration Statement on Form S-1 (File No.
                                                  333-00792) and incorporated herein by reference).
Exhibit 4.10. . . . . . . . . . . . . . . . . .   Form of Non-Qualified Stock Option Agreement under the 1996
                                                  Non-Employee Director Stock Option Plan (filed as Exhibit 4.10 to Registrant's Registration Statement on Form S-8 (File No. 333-
                                                  07815) and incorporated herein by reference).
Exhibit 4.11. . . . . . . . . . . . . . . . . .   FreeLoader Amended and Restated 1996 Stock Plan (filed as
                                                  Exhibit 4.11 to Registrant's Registration Statement on Form S-8
                                                  (File No. 333-07815) and incorporated herein by reference).
Exhibit 4.12. . . . . . . . . . . . . . . . . .   Form of Stock Option Agreement under the FreeLoader Amended and Restated 1996 Stock Plan (filed as Exhibit 4.12 to
                                                  Registrant's Registration Statement on Form S-8 (File No. 333-
                                                  07815) and incorporated herein by reference).
Exhibit 4.13. . . . . . . . . . . . . . . . . .   ClariNet 1995 Incentive Stock Option Plan (filed herewith).
Exhibit 4.14. . .  . . . . . . . . . . . . . . .  Form of Stock Option Agreement under the ClariNet 1995
                                                  Incentive Stock Option Plan (filed herewith).
Exhibit 4.15. . .. . . . . . . . . . . . . . . .  ClariNet 1996 Stock Option Plan (filed herewith).
Exhibit 4.16. . . . . . . . . . . . . . . . . .   Form of Stock Option Agreement under the ClariNet 1996 Stock
                                                  Option Plan (filed herewith).
Exhibit 5.1 . . .. . . . . . . . . . . . . . . .  Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).
Exhibit 23.1. . .. . . . . . . . . . . . . . . .  Consent of Coopers & Lybrand L.L.P. (filed herewith).
Exhibit 23.2. . .. . . . . . . . . . . . . . . .  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
Exhibit 24.1. . .. . . . . . . . . . . . . . . .  Power of Attorney (included as part of the signature page to this
                                                  Registration Statement).